Exhibit 99.3

HEALTHY OFFERS, INC.

FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

1	Balance Sheets as of June 30, 2023 and December 31, 2022 (unaudited);
2	Statements of Income for the three and six months ended June 30, 2023 and 2022 (unaudited);
3	Statements of Changes in Stockholders’ Equity for the three and six months ended June 30, 2023 and 2022 (unaudited);
5	Statements of Cash Flows for the six months ended June 30, 2023 and 2022 (unaudited);
6	Notes to Financial Statements (unaudited).

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HEALTHY OFFERS, INC.

BALANCE SHEETS (UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,940,782	$4,701,355
Short-term investments	2,583,272	1,595,000
Accounts receivable, net	6,696,242	6,840,793
Prepaid expenses and other	519,097	179,952
Employee retention credit receivables	212,251	712,779
Income tax receivable	256,890	—
Total current assets	13,208,534	14,029,879
Property and equipment, net	38,683	49,092
Other assets
Net deferred tax asset	567,652	567,652
Investments	1,759,024	2,486,103
Intangible assets, net	1,268,146	1,241,786
Operating right-of-use assets, net	184,254	234,943
Deposits	9,728	11,086
Total other assets	3,788,804	4,541,570
TOTAL ASSETS	$17,036,021	$18,620,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable – trade	$1,242,672	$2,460,803
Accrued expenses	2,753,214	2,813,961
Income tax payable	—	437,725
Deferred revenue	160,331	270,000
Current portion of lease liabilities	113,384	113,484
Total current liabilities	4,269,601	6,095,973
Non-current liabilities
Lease liabilities, net of current portion	95,630	151,256
Total liabilities	4,365,231	6,247,229
Stockholders’ equity
Preferred stock, Series A convertible, $0.001 par value, 10,000,000 shares authorized, 166,667 issued and outstanding at June 30, 2023 and December 31, 2022	250	250
Common stock, $0.001 par value, 20,000,000 shares authorized, 9,951,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	9,951	9,951
Treasury Stock, $0.001 par value, 25,000 shares held on June 30, 2023 and December 31, 2022	(25)	(25)
Additional paid-in-capital	3,099,627	2,895,929
Retained earnings	9,560,987	9,467,207
Total stockholders’ equity	12,670,790	12,373,312
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,036,021	$18,620,541

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF INCOME (UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022

Net revenue	$8,590,206	$5,832,473	$16,618,317	$11,006,016
Cost of revenues, exclusive of depreciation and amortization presented separately below	3,413,821	2,289,705	7,308,166	4,659,471
Gross profit	5,176,385	3,542,768	9,310,151	6,346,545

Operating expenses
Selling, general, and administrative	3,425,420	2,441,950	6,357,180	4,403,073
Depreciation, amortization, and noncash lease expense	95,600	67,390	196,739	134,634
Total operating expenses	3,521,020	2,509,340	6,553,919	4,537,707
Income from operations	1,655,365	1,033,428	2,756,232	1,808,838
Other income (expense)
Other income	44,587	899	141,552	1,797
Interest expense	—	(8,457)	—	(19,201)
Total other income (expense)	44,587	(7,558)	141,552	(17,404)
Income before provision for income taxes	1,699,952	1,025,870	2,897,784	1,791,434
Income tax provision	471,669	244,307	804,019	426,624
Net income	$1,228,283	$781,563	$2,093,765	$1,364,810

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 (UNAUDITED)

	Series A Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance December 31, 2022	166,667	$250	9,951,000	$9,951	(25,000)	$(25)	$2,895,929	$9,467,207	$12,373,312
Preferred stock dividend	—	—	—	—	—	—	—	(1,999,985)	(1,999,985)
Stock based compensation expense	—	—	—	—	—	—	76,344	—	76,344
Net income	—	—	—	—	—	—	—	865,482	865,482
Balance March 31, 2023	166,667	250	9,951,000	9,951	(25,000)	(25)	2,972,273	8,332,704	11,315,153

Stock based compensation expense	—	—	—	—	—	—	127,354	—	127,354
Net income	—	—	—	—	—	—	—	1,228,283	1,228,283
Balance June 30, 2023	166,667	$250	9,951,000	$9,951	(25,000)	$(25)	$3,099,627	$9,560,987	$12,670,790

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

	Series A Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance December 31, 2021	166,667	$250	9,950,000	$9,950	(25,000)	$(25)	2,674,293	$5,966,096	$8,650,564
Preferred stock dividend	—	—	—	—	—	—	(53,750)	(946,250)	(1,000,000)
Stock based compensation expense	—	—	—	—	—	—	73,195	—	73,195
Equity incentive common shares exercised	—	—	1,000	1	—	—	2,429	—	2,430
Net income	—	—	—	—	—	—	—	583,247	583,247
Balance March 31, 2022	166,667	250	9,951,000	9,951	(25,000)	(25)	2,696,167	5,603,093	8,309,436

Stock based compensation expense	—	—	—	—	—	—	91,978	—	91,978
Net income	—	—	—	—	—	—	—	781,563	781,563
Balance June 30, 2022	166,667	$250	9,951,000	$9,951	(25,000)	$(25)	$2,788,145	$6,384,656	$9,182,977

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30, 2023	For the six months ended June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,093,765	$1,364,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	196,739	134,634
Stock-based compensation	203,698	165,173
Noncash lease expense	(5,038)	44,191
Effects of changes in operating assets and liabilities:
Accounts receivable	144,551	(885,475)
Prepaid expenses and other assets	(337,787)	(140,880)
Employee retention credit receivables	500,528	—
Accounts payable	(1,218,131)	624,310
Accrued expenses	(60,746)	666,041
Income taxes payable/receivable	(694,615)	(73,668)
Deferred revenue	(109,669)	104,433
NET CASH PROVIDED BY OPERATING ACTIVITIES	713,295	2,003,569

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(3,564)	(5,727)
Capitalized software development costs	(209,127)	(136,204)
Proceeds from the redemption of held-to-maturity securities	2,274,586	—
Purchases of held-to-maturity securities	(2,535,778)	—
NET CASH USED IN INVESTING ACTIVITIES	(473,883)	(141,931)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net advances (payments) on factoring line of credit	—	102,609
Payments on notes payable	—	(150,000)
Proceeds from exercise of stock options	—	2,430
Dividends paid	(1,999,985)	(1,000,000)
NET CASH USED IN FINANCING ACTIVITIES	(1,999,985)	(1,044,961)
NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(1,760,573)	816,677
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	4,701,355	5,125,511
CASH AND CASH EQUIVALENTS – END OF PERIOD	$2,940,782	$5,942,188
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$26,598
Income taxes paid	$987,747	$499,867

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Healthy Offers, Inc. (the Company) is a specialized data-driven company designed to offer advertisers solutions for addressable media in the pharmaceutical and health industries for any cross-channel media campaign. As data and technology are driving enormous change in the structure and economics of media across all channels, the Company was created to assist advertisers in navigating the new landscape. The Company offers the strategic thinking of a boutique agency with addressable audience scale, leverage, and reach. The Company is headquartered in Scottsdale, Arizona.

The consolidated financial statements for the three and six months ended June 30, 2023 and 2022 have been prepared without audit pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments necessary to present fairly our financial position at June 30, 2023, and results of operations, changes in stockholders’ equity, and cash flows for the three and six months ended June 30, 2023 and 2022, have been made. Those adjustments consist of normal and recurring adjustments. The balance sheet as of December 31, 2022, has been derived from the audited balance sheet as of that date.

Certain information and note disclosures, including a detailed discussion about the Company’s significant accounting policies, normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with a reading of the financial statements and notes thereto included in this Form 8-K

The results of operations for the three and six months ended June 30, 2023 and 2022, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the carrying value of assets, depreciable and amortizable lives of tangible and intangible assets, the carrying value of liabilities, the timing of revenue recognition and related revenue share expenses, and inputs used in the calculation of stock based compensation. Actual results could differ from these estimates.

Cash and Cash Equivalents

For purposes of the accompanying financial statements, we consider all highly liquid instruments, consisting of money market accounts, with an initial maturity of three months or less to be cash equivalents.

Cash is held in depository accounts at financial institutions. The combined account balances at the financial institutions often exceed the Federal Deposit Insurance Corporation (FDIC) insurance coverage of $250,000 and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management believes, based on the quality of the financial institutions, that the risk is not significant.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments

We account for marketable securities in accordance with ASC 320, "Investments - Debt Securities", which require that certain debt securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading securities, and depending upon the classification, value the security at amortized cost or fair market value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the disclosure requirements around fair value establish a fair value hierarchy for valuation inputs, which is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – Inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques. The Company’s stock options and warrants are valued using level 3 inputs.

The Company's carrying amounts of financial instruments including cash and cash equivalents, investments, accounts receivable, accounts payable, and other current liabilities approximate their fair values due to their short maturities.

Accounts Receivable

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Because the Company’s customers are primarily large well-capitalized companies, historically there has been very little bad debt expense.

Management recognizes an allowance for uncollectible accounts that reflects their best estimate of amounts that will not be collected based on management's assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability of amounts due the Company could be adversely affected. Management has determined an allowance for doubtful accounts is not required as of June 30, 2023 and December 31, 2022.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at historical cost. Depreciation is provided using straight-line methods over the estimated useful lives of the assets ranging from 3 to 7 years. Amortization of leasehold improvements is provided over the shorter of the lease term or the estimated useful lives of the improvements.

Software Development

Expenditures for software development costs during preliminary project and post-implementation phases are expensed as incurred. Capitalization of internally developed software occurs during the application development stage. Once a project has reached application development, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready to be placed in service. The Company capitalized approximately $109,877 and $209,125 of software development costs during the three and six months ended June 30, 2023, respectively.The Company capitalized approximately $61,551 and $136,204 of software development costs during the three and six months ended June 30, 2022, respectively. Amortization of software development costs is provided using straight-line methods over the estimated useful life, generally three to five years.

Costs incurred related to implementation in a cloud computing arrangement are capitalized and recognized over the expected term of the hosting arrangement, generally five years.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. IF such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Revenue Recognition

Recognition of revenue requires evidence of a contract, probable collection of proceeds, and completion of substantially all performance obligations. We use a 5-step model to recognize revenue. These steps are: identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when or as the performance obligations are satisfied.

Revenues are primarily generated from contracts with advertisers and pharmaceutical companies for its performance based advertising services, which include the use of data analytics technology and other advertising products and services. Customers typically receive the benefit of the Company's services as they are performed and substantially all of the Company's revenue is recognized over time as the services are performed.

Under Topic 606, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives and amounts collected on behalf of third parties. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. We recognize revenue when we satisfy a performance obligation by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration we expect to be entitled to in exchange for such products or services.

Costs incurred in fulfillment of customer contracts principally consist of the cost of media placements. General and administrative costs are charged to expense as incurred. Deferred revenue consists of billings or cash receipts from customers in advance of providing services.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company records the accounts receivable and deferred revenue when it has the contractual right to invoice the customer. Deferred revenue is recognized as revenue when obligations on customers contracts are completed.

Contract Balances

The timing of revenue recognition, billings and cash collections results in accounts receivable and deferred revenue (contract liabilities) on the balance sheets. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally on a monthly basis. However, advance deposits are sometimes received before revenue is recognized, resulting in contract liabilities. These deposits are recorded as deferred revenue on the balance sheets and are recognized as revenue when the services are provided.

The following is a summary of the Company's accounts receivable and contract liabilities:

	June 30, 2023	December 31, 2022

Accounts receivable, net	$6,696,242	$6,840,793
Deferred revenue	$160,331	$270,000

Amounts recorded in deferred revenue are generally recognized within 12 months.

Advertising Expenses

Advertising and marketing expenses primarily consist of marketing event participation and business promotions. In fulfillment of customer contracts, the Company incurs advertising and marketing expenses. Advertising and marketing costs incurred on behalf of a customer are recorded as cost of sales on a gross basis as the Company is ultimately responsible for paying the expense to the vendor. Advertising and marketing costs presented in the financial statements of $99,915 and $148,690 for the three and six months ended June 30, 2023, respectively, are expenses incurred for the benefit of the Company. Advertising and marketing costs were $26,627 and $26,897 for the three and six months ended June 30, 2022, respectively.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company recognizes the tax benefit from uncertain tax positions if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. It is the Company’s policy to include interest and penalties related to tax positions as a component of income tax expense.

Stock-based Compensation

The Company uses the fair value method to account for stock-based compensation. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered. The fair value of each award is estimated on the date of each grant. For options, fair value is estimated using the Black-Scholes option pricing model.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recently Issued Accounting Guidance

ASU Topic 2021-08 Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The standard is effective for the Company's fiscal year beginning January 1, 2023, with early adoption permitted. The adoption of this standard did not have a material effect on our financial position, results of operations, or cash flows.

NOTE 3 – INVESTMENTS

We account for marketable securities in accordance with ASC 320, "Investments - Debt Securities", which require that certain debt securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading securities, and depending upon the classification, value the security at amortized cost or fair market value. At June 30, 2023 and December 31, 2022, we have recorded $4.3 million and $4.1 million, respectively, of held-to-maturity government bonds, U.S. Treasury notes, and certificates of deposit at amortized cost basis. Our held-to-maturity investments have maturity dates between July 2023 and December 2025.

June 30, 2023	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds	$3,896,317	$—	$30,903	$3,865,414
Treasury notes	301,979	634	1,415	301,198
Certificates of deposit	144,000	—	3,009	140,991
Total	$4,342,296	$634	$35,327	$4,307,603

December 31, 2022	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds	$3,386,767	$—	$35,149	$3,351,618
Treasury notes	550,336	—	2,264	548,072
Certificates of deposit	144,000	—	543	143,457
Total	$4,081,103	$—	$37,956	$4,043,147

NOTE 4 – LEASES

During the six months ended June 30, 2023 and 2022, we had operating leases for office space in one multi tenant facilities in Scottsdale, Arizona. We also had a vehicle lease which expires January 2024. The Company also had a storage space lease in New York, New York.

Lease-related assets, or right-of-use assets, are recognized at the lease commencement date at amounts equal to the respective lease liabilities, adjusted for prepaid lease payments, initial direct costs, and lease incentives received. Lease-related liabilities are recognized at the present value of the remaining contractual fixed lease payments, discounted using our incremental borrowing rate. Amortization of the right of use assets is recognized as non-cash lease expense on a straight-line basis over the lease term, while variable lease payments are expensed as incurred. Short term lease costs include month to month leases and occasional rent for transient meeting and office spaces in shared office space facilities.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 4 – LEASES (CONTINUED)

Operating lease cost was $27,920 and $55,840 for the three and six month periods ended June 30, 2023, respectively, and is included in operating expenses within the Company’s statements of income. Operating lease cost was $30,520 and $62,340 for the three and six month periods ending June 30, 2022.

The table below presents the future minimum lease payments to be made under operating leases as of June 30, 2023:

As of June 30, 2023

2023	$61,723
2024	116,651
2025	38,908
Total	217,282
Less: discount	(8,268)
Total lease liabilities	$209,014

The weighted average remaining lease term at June 30, 2023 for operating leases is 1.74 years and the weighted average discount rate used in calculating the operating lease asset and liability is 4.48%. Cash paid for amounts included in the measurement of lease liabilities was $60,878 and $38,831 for the six months ended June 30, 2023 and 2022, respectively, and amortization on the right of use assets was $50,690 and $54,980, respectively.

NOTE 5 – REVENUES

Under ASC 606, Revenue from Contracts with Customers, we record revenue when earned, rather than when billed. From time to time, we may record revenue based on our revenue recognition policies in advance of being able to invoice the customer, or we may invoice the customer prior to being able to recognize the revenue. Amounts billed in advance of revenue recognition are presented as deferred revenue on the condensed consolidated balance sheets.

The Company has several signed contracts with customers for the distribution of messaging, or other services, which include payment in advance. The payments are not recorded as revenue until the revenue is earned under its revenue recognition policy. Deferred revenue was $160,331 and $270,000 as of June 30, 2023 and December 31, 2022, respectively. The contracts are all short term in nature and all revenue is expected to be recognized within 12 months, or less. Following is a summary of activity for the deferred revenue account for each of the six months ended June 30, 2023 and 2022.

	2023	2022
Balance January 1	$270,000	$101,771
Revenue recognized	(439,357)	(202,684)
Amount collected	329,688	307,117
Balance June 30	$160,331	$206,204

NOTE 6 – STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

The Company authorized and issued 166,667 shares of Series A Convertible Preferred Stock during 2015, at $1.50 per share for a total of $250,000. The shares have a par value of $0.001 per share. The stock accrues dividends at 6% per annum, paid quarterly for the first two years. Thereafter, the dividends will accrue and will be payable in preference to any dividends paid on the common stock.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2023 AND 2022

NOTE 6 – STOCKHOLDERS’ EQUITY (CONTINUED)

Each share of Series A Convertible Preferred Stock is convertible at the option of the holder into one share of common stock. Upon any liquidation, dissolution, or winding up of the Company, after all creditors are paid in full and before any liquidation distribution is made to the holders of common stock, each holder of Series A Convertible preferred will be entitled to receive a liquidation preference equal to $2.25 per share, plus accrued and unpaid dividends.

The Company paid dividends of $1,999,985 and $1,000,000 during the six months ended June 2023 and 2022, respectively.

Common Stock

The Company has authorized the issuance of 20,000,000 shares, $0.001 par value per share, of which 9,975,000 were issued in connection with a tax-free reorganization and exercise of stock options. During 2019, 25,000 shares were repurchased for $50,000 and are maintained as treasury stock as of June 30, 2023 and December 31, 2022, respectively.

NOTE 7 – STOCK BASED COMPENSATION

Stock Options

Compensation expense related to options for the three and six months ended June 30, 2023 was $127,354 and $203,698, respectively. The Compensation expense related to options for the three and six months ended June 30, 2022 was $91,978 and $165,173, respectively. The fair value of these instruments was calculated using the Black-Scholes option pricing model. There is $1,462,236 of remaining expense related to unvested options to be recognized in the future over a weighted average period of 1.6 years. During the six months ended June 30, 2022, 1,000 stock options were exercised in exchange for 1,000 shares of the common stock.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has contracts with various media channel and data partners. From time to time the Company enters into arrangements with a partner to acquire minimum amounts of media or data. As of June 30, 2023 the Company had commitments totaling $11.7 million through 2028.

Litigation

The Company is not currently involved in any material legal proceedings.

NOTE 9 – INCOME TAXES

The Company reported tax expense of $471,669 and $244,307 at effective tax rates of 27.75% and 23.81% for the three months ended June 30, 2023 and 2022, respectively. The effective tax rate for the three months ended June 30, 2023 and 2022, respectively reflect the impact of certain permanent differences that are not deductible for tax purposes.

The Company reported tax expense of $804,019 and $426,624 at effective tax rates of 27.75% and 23.81% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate for the six months ended June 30, 2023 and 2022, respectively reflect the impact of certain permanent differences that are not deductible for tax purposes.

NOTE 10 – RELATED-PARTY TRANSACTIONS

In July 2018, the Company entered into a new data licensing agreement with the related party which expires July 2023. The agreement requires payments based on prescription claims data that range from $750,000 to $950,000 per year. The related party also provided ad hoc data reporting to the Company which was contracted on an individual program basis. During the three and six month periods ended June 30, 2023, the Company incurred expenses of approximately $388,500 and $851,000, respectively. During the three and six month periods ended June 30, 2022, the Company incurred expenses of approximately $418,500 and $695,000, respectively. The Company had balances due to the related party totaling $786,082 and $699,526 at June 30, 2023 and December 31, 2022, respectively, which were included in accrued expenses on the accompanying balance sheets.

NOTE 11 – SUBSEQUENT EVENTS

In October 2023, the OptimizeRx Corporation acquired 100% of the outstanding shares of Healthy Offers, Inc. (d/b/a Medicx Health), a Nevada corporation. On October 24, 2023, a newly formed wholly-owned subsidiary of OptimizeRx Corporation consummated the merger with and into Medicx Health, with Medicx Health continuing as the surviving company and a wholly-owned subsidiary of OptimizeRx Corporation (the "Merger"). The aggregate merger consideration the Company paid to the securityholders of Medicx at the closing was $95,000,000, subject to certain customary post-acquisition purchase price adjustments.